Exhibit 23.3

                             JAMES W. MCLEOD, P.GEO.
                                 5382 Aspen Way
                           Delta, BC, Canada, V4K 3S3
                               Phone: 604 946-6979
                                Fax: 604 946-6954
                               mcleodja@dccnet.com

U.S. Securities and Exchange Commission
100 F Street NE
Washington DC 20549

                                     CONSENT

I, James W. McLeod, P.Geo., am the author of a Report entitled "Review and Recommendations, Cad 1-4 Mineral Claims, Paymaster Canyon Area, Esmeralda County, Nevada USA" dated February 21, 2007 prepared for Elko Ventures Inc.

This is to confirm that I consent to the filing of the Cad 1-4 Mineral Claims Project Report with the US Securities and Exchange Commission, namely a SB-2 registration statement.

I also consent to Elko Ventures Inc. distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at Delta, BC, Canada, this 21st day of February, 2007.



/s/ James W. McLeod
-----------------------------
Consulting Geologist